Exhibit 10.27

Maximum Debt Guarantee Contract

(English Summary)

Date of Signing	Sept 10, 2009

Contract No

Parties to Contract	SD Group as Guarantor and Xiaoshan Bank of China as Lender

Guarantee	Great Shengda

Guaranteed Maximum	RMB 150,000,000 million
Amount

Guaranteed Indebtedness	any indebtedness incurred by Great Shengda to Lender during the term of Sept 10, 2009 and Aug 10, 2010

Guaranteed Scope	The principal, interests, liquidated damage, damage, costs arising from the realization of the debt of the relevant indebtedness and any cost incurred.

Term	Two years after the expiration of the term of the relevant indebtedness

Undertakings	Guarantor shall inform Lender when any event that may affect its financial status or capacity to perform under the contract occurs.